Exhibit 99.1

CPSI Announces Second Quarter 2020 Results

Company Announces Quarterly Cash Dividend of $0.10 Per Share

Highlights for Second Quarter 2020:

  Revenues of $59.5 million;
  GAAP net income of $1.8 million and non-GAAP net income of $5.5 million;
  GAAP earnings per diluted share of $0.12 and non-GAAP earnings per diluted share of $0.39;
  Adjusted EBITDA of $7.4 million;
  Bookings of $20.0 million;
  Cash provided by operations of $17.2 million;
  Net debt of $83.4 million; and
  Quarterly dividend of $0.10 per share.

MOBILE, Ala.--(BUSINESS WIRE)--August 4, 2020--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the second quarter and six months ended June 30, 2020.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share, payable on August 31, 2020, to stockholders of record as of the close of business on August 17, 2020.

Total revenues for the quarter ended June 30, 2020, were $59.5 million, compared with total revenues of $66.2 million for the prior-year second quarter. GAAP net income for the quarter ended June 30, 2020, was $1.8 million, or $0.12 per diluted share, compared with $1.7 million, or $0.12 per diluted share, for the quarter ended June 30, 2019. Cash provided by operations for the second quarter of 2020 was $17.2 million, compared with $9.6 million for the prior-year quarter. Net debt at June 30, 2020, was $83.4 million.

Total revenues for the six months ended June 30, 2020, were $129.3 million, compared with total revenues of $135.3 million for the prior-year period. GAAP net income for the six months ended June 30, 2020, was $5.9 million, or $0.41 per diluted share, compared with $5.1 million, or $0.36 per diluted share, for the six months ended June 30, 2019. Cash provided by operations for the first six months of 2020 was $24.8 million, compared with $17.5 million for the prior-year period.

“Though the Covid-19 pandemic has continued to put pressure on healthcare providers and organizations across the country, we are very pleased with how our employees and our business rose to the challenge in the second quarter,” said Boyd Douglas, president and chief executive officer of CPSI. “With 90% of our employees working from home, our team has provided dependable support to our clients and delivered a steady stream of strategic innovations, including our 100% remote implementation methodology, virtual service and support, telehealth solutions, and new products from American HealthTech and TruBridge. Despite the difficulties of selling remotely, our second quarter total bookings of $20.0 million were up 36% over total bookings from the second quarter of 2019. For the first half of 2020, our $39.3 million in total bookings also represented an increase of 37% compared with the first half of 2019.

“Our acute care bookings this quarter remained strong at $11.9 million, and the percentage of bookings for subscription services increased as we continue to emphasize recurring revenue growth. In addition, our post-acute care bookings were the highest since the fourth quarter of 2016. However, as expected, lower hospital volumes put downward pressure on revenues and bookings from our TruBridge revenue cycle outsourcing services in the second quarter, though we have since seen stabilization or improvement in volumes across most TruBridge services.”

Commenting on the Company’s financial performance for the second quarter, Matt Chambless, chief financial officer of CPSI, stated, “Covid-19 reduced hospital volumes and created obstacles for new Electronic Health Record (EHR) implementations and sales efforts, which weighed on revenues. We continue to manage our costs strategically, using our operating and financial strength to pursue our long-term strategic initiatives. The refinancing we completed during the second quarter further supported these objectives by increasing our financial flexibility and reducing our interest expense.

“Despite the current environment, operating cash flows nearly doubled from the second quarter of 2019 to the second-highest quarterly amount in Company history, continuing a trend that built significant momentum during 2019. Over the last 12 months, we have generated $51.0 million of operating cash flows. We view this development as a testament to the resiliency of our business, the essential nature of our products and services, and our unrelenting commitment to supporting our clients efficiently in difficult conditions.”

Douglas added, “Our top priorities remain protecting our employees and clients and ensuring our communities have access to safe, quality healthcare, which is more important now than ever. Our clients continue to weather the disruption and uncertainty that has come with the Covid-19 pandemic. With the strength of our operations, balance sheet and cash flow, we have been able to focus on what is important to them, including providing the innovative solutions, services and support that they need today and well into the future.”

CPSI will hold a live webcast to discuss second quarter 2020 results today, Tuesday, August 4, 2020, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, and iNetXperts, Corp. d/b/a Get Real Health. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: the global pandemic related to the novel coronavirus COVID-19, including the size and breadth of this pandemic, which has decreased our hospital customers’ patient volumes and negatively impacted our variable revenues, and could negatively impact our gross margins and income, as well as our financial position and/or liquidity; federal, state and local government actions to address and contain the impact of COVID-19 and their impact on us and our hospital clients; operational disruptions and heightened cybersecurity risks due to a significant percentage of our workforce working remotely; overall business and economic conditions affecting the healthcare industry, including the effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Sales revenues:
System sales and support	$34,724	$39,640	$75,910	$82,887
TruBridge	24,825	26,516	53,396	52,410
Total sales revenues	59,549	66,156	129,306	135,297

Costs of sales:
System sales and support	15,687	17,673	34,273	36,010
TruBridge	13,756	13,948	28,813	27,637
Total costs of sales	29,443	31,621	63,086	63,647

Gross profit	30,106	34,535	66,220	71,650

Operating expenses:
Product development	8,371	9,297	16,642	18,526
Sales and marketing	5,169	7,016	12,166	14,508
General and administrative	10,955	12,090	22,802	23,914
Amortization of acquisition-related intangibles	2,866	2,516	5,733	5,039
Total operating expenses	27,361	30,919	57,343	61,987

Operating income	2,745	3,616	8,877	9,663

Other income (expense):
Other income	(38)	283	324	532
Loss on extinguishment of debt	(202)	-	(202)	-
Interest expense	(803)	(1,763)	(1,982)	(3,567)
Total other income (expense)	(1,043)	(1,480)	(1,860)	(3,035)

Income before taxes	1,702	2,136	7,017	6,628
(Benefit) provision for income taxes	(62)	473	1,163	1,521
Net income	$1,764	$1,663	$5,854	$5,107

Net income per common share – basic and diluted	$0.12	$0.12	$0.41	$0.36

Weighted average shares outstanding used in per common share computations – basic and diluted	14,067	13,794	13,985	13,725

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands, except per share data)

	June 30, 2020	Dec. 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,668	$7,357
Accounts receivable, net of allowance for doubtful accounts of $1,668 and $2,078, respectively	32,159	38,819
Financing receivables, current portion, net	11,605	12,032
Inventories	1,607	1,426
Prepaid income taxes	1,459	1,337
Prepaid expenses and other	7,650	5,861
Total current assets	73,148	66,832

Property and equipment, net	13,729	11,593
Software development costs, net	1,429	-
Operating lease assets	7,223	7,800
Financing receivables, net of current portion	14,962	18,267
Other assets, net of current portion	2,159	1,771
Intangible assets, net	77,378	83,110
Goodwill	150,216	150,216
Total assets	$340,244	$339,589

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,095	$8,804
Current portion of long-term debt	3,457	8,430
Deferred revenue	8,299	8,628
Accrued vacation	5,370	4,301
Other accrued liabilities	11,354	11,767
Total current liabilities	36,575	41,930

Long-term debt, less current portion	98,649	99,433
Operating lease liabilities, net of current portion	5,656	6,256
Deferred tax liabilities	8,439	7,623
Total liabilities	149,319	155,242

Stockholders’ Equity:
Common stock, $0.001 par value; 30,000 shares authorized; 14,512 and 14,356 shares issued and outstanding	15	14
Additional paid-in capital	178,227	174,618
Retained earnings	12,683	9,715
Total stockholders’ equity	190,925	184,347
Total liabilities and stockholders’ equity	$340,244	$339,589

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net income	$5,854	$5,107
Adjustments to net income:
Provision for bad debt	1,708	1,990
Deferred taxes	816	1,177
Stock-based compensation	3,610	5,127
Depreciation	892	730
Amortization of acquisition-related intangibles	5,733	5,039
Amortization of software development costs	55	-
Amortization of deferred finance costs	169	173
Loss on extinguishment of debt	202	-
Changes in operating assets and liabilities:
Accounts receivable	5,656	1,265
Financing receivables	3,028	2,718
Inventories	(181)	(371)
Prepaid expenses and other	(2,177)	(617)
Accounts payable	(709)	(840)
Deferred revenue	(329)	(514)
Other liabilities	633	(2,528)
Income taxes payable	(122)	(995)
Net cash provided by operating activities	24,838	17,461

Investing activities:
Purchase of business, net of cash acquired	-	(10,840)
Investment in software development	(1,484)	-
Purchases of property and equipment	(3,028)	(1,022)
Net cash used in investing activities	(4,512)	(11,862)

Financing activities:
Dividends paid	(2,886)	(2,858)
Proceeds from long-term debt	65	11,000
Payments of long-term debt principal	(2,194)	(10,118)
Payments of revolving line of credit	(4,000)	(2,300)
Payments of contingent consideration	-	(206)
Net cash used in financing activities	(9,015)	(4,482)

Net decrease in cash and cash equivalents	11,311	1,117

Cash and cash equivalents, beginning of period	7,357	5,732
Cash and cash equivalents, end of period	$18,668	$6,849

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
System sales and support(1)	$14,099	$11,586	$23,931	$21,303
TruBridge(2)	5,905	3,096	15,416	7,324
Total	$20,004	$14,683	$39,347	$28,627
(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).
Bookings Composition (In thousands, except per share data)

	Three Months Ended June 30
	2020	2019
System sales and support
Included in period’s revenues	$955	$990
Non-subscription sales (1)	7,452	9,263
Subscription revenue (2)	5,692	1,333
TruBridge
Net new (3)	1,499	116
Cross-sell (3)	4,406	2,980
Total	$20,004	$14,682
(1)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(2)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

(3)

“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

Acute Care EHR Net New License Mix
	Three Months Ended June 30,
	2020	2019
SaaS (1)	3	3
Perpetual license (2)	2	3
Total	5	6
(1)	SaaS license arrangements exhibit revenue that is recurring in nature (recognized as the services are provided over the contract term).
(2)	Perpetual licenses exhibit revenue that is nonrecurring in nature (recognized effectively upon system installation).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands)
Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income, as reported	$1,764	$1,663	$5,854	$5,107
Depreciation expense	473	369	892	730
Amortization of software development costs	17	-	55	-
Amortization of acquisition-related intangible assets	2,866	2,516	5,733	5,039
Stock-based compensation	1,251	2,691	3,610	5,128
Severance and other nonrecurring charges	50	1,168	105	2,341
Interest expense and other, net	1,043	1,480	1,860	3,035
Provision for income taxes	(62)	473	1,163	1,521
Adjusted EBITDA	$7,402	$10,360	$19,272	$22,901
COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands, except per share data)
Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income, as reported	$1,764	$1,663	$5,854	$5,107
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,866	2,516	5,733	5,039
Stock-based compensation	1,251	2,691	3,610	5,128
Severance and other nonrecurring charges	50	1,168	105	2,341
Non-cash charges to interest expense	83	86	169	173
Loss on extinguishment of debt	202	-	202	-
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(935)	(1,357)	(2,062)	(2,663)
Tax shortfall from stock-based compensation	171	104	299	186
Non-GAAP net income	$5,452	$6,871	$13,910	$15,311
Weighted average shares outstanding, diluted	14,067	13,794	13,985	13,725
Non-GAAP EPS	$0.39	$0.50	$0.99	$1.12

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) severance and other non-recurring expenses; (vi) interest expense and other, net; and (vii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring expenses; (iv) non-cash charges to interest expense; (v) loss on extinguishment of debt; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of software development costs – Amortization of software development costs is a non-cash expense resulting from the application of U.S. GAAP to our product development expenditures, which requires capitalization of expenditures meeting certain defined criteria which are then amortized over the estimated useful life of the related assets. We exclude amortization expense related to capitalized software development costs from non-GAAP financial measures because we believe the amount of such expenses in any period may not directly correlate with the underlying performance of our business operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring expenses – Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense – Non-cash charges to interest expense includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100